CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-153255, 333-183991, 333-189784 and 333-199841 and Form S-3 No. 333-189785) of our report dated March 31, 2016, relating to the balance sheets of Stability Inc. as of December 31, 2015 and 2014 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, included in this Current Report on Form 8-K/A of MiMedx Group, Inc.

/s/ Cherry Bekaert LLP
Atlanta, Georgia
March 31, 2016